UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 5, 2013 (February 28, 2013)

ADVOCAT INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12996	62-1559667
(State or other jurisdiction of incorporation)	(Commission File Number)	(Employer Identification Number)

1621 Galleria Boulevard Brentwood, TN 37027-2926
(Address of principal executive offices)

(615) 771-7575
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers: Election of Directors: Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

(e)    Compensatory Arrangements of Certain Officers

Employment Agreements

On February 28, 2013, the Compensation Committee recommended and the Board approved an amendment (the “Amendment”) to the Amended and Restated Employment Agreement (the “Agreement”) between the Company and Kelly Gill, the Company’s Chief Executive Officer. The Amendment provides that in the event there is a Change in Control (as defined in the Agreement) of the Company and within ninety (90) days prior to such event or six (6) months following such event Mr. Gill is terminated due to either a Without Cause Termination or a Constructive Discharge (each as defined in the Agreement) or within six months following such event Mr. Gill elects to resign upon written notice to the Company, the Company will pay Mr. Gill severance in the amount equal to two times the sum of (a) his Base Salary as in effect at the time of such termination or resignation and (b) the average of the three (3) most recent Annual Incentive Compensation Awards.

2013 Salaries

The Compensation Committee recommended and the Board approved the following base salaries for the Named Executive Officers for 2013:

Named Executive Officer	Title	2013 Salary
Kelly Gill	Chief Executive Officer	$450,000
Jay McKnight	Chief Financial Officer	$225,000
Leslie Campbell	Chief Operating Officer	$275,000

Long Term Incentive Grants

In connection with the Company’s 2012 performance, on February 28, 2013, the Compensation Committee recommended and the Board approved the grant of restricted stock to be granted on March 12, 2013, to certain executive officers, which shares of restricted stock will vest 1/3 on the first, second and third anniversary of the date of grant.

Named Executive Officer	Restricted Stock Grant
Kelly Gill	25,000 shares
Jay McKnight	12,500 shares
Leslie Campbell	15,000 shares

2012 Bonuses

On February 28, 2013, the Compensation Committee recommended and the Board approved the payment of bonuses for the Named Executive Officers based upon the Company’s and their individual performance in 2012, as follows:

Named Executive Officer	2012 Bonus
Kelly Gill	$160,650
Jay McKnight	26,778

Mr. McKnight joined the Company on August 20, 2012, so his bonus was prorated for the portion of the year he was at Advocat. Mr. Gill has elected to receive $56,228 of his cash bonus in restricted stock units and Mr. McKnight has elected to receive $6,695 of his cash bonus in restricted stock units. The price for the restricted stock units is equal to 85% of the closing price of the Company’s stock on March 12, 2013, the date the cash bonuses will be paid.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVOCAT INC.

By:    /s/ James R. McKnight, Jr.
James R. McKnight, Jr.
Chief Financial Officer

Date:    March 5, 2013